IQST - IQSTEL Issues Recap Shareholder Letter Highlighting $2 Debt Reduction Per Share, $400 Million Run Rate in Q3 (Ahead of Schedule), and Analyst Coverage Targeting $18–$22 Price Range

Company Recaps Milestones After Two Months on NASDAQ: Accelerated Growth, Strengthened Balance Sheet, Launch of High-Margin Tech Products, and Strategic Acquisition of Globetopper

New York, NY – July 21, 2025 — IQSTEL Inc. (NASDAQ: IQST) has released a shareholder letter reflecting on its strategic and financial achievements during its first two months trading on the NASDAQ. The letter outlines the company’s accelerating growth trajectory, successful execution of its high-margin technology strategy, strengthened capital structure, and enhanced institutional visibility.

In this letter, IQSTEL’s CEO shares key business highlights, including surpassing a $400 million revenue run rate earlier than projected, the launch of AI-powered platforms like IQ2Call.ai, and the addition of $60–70 million in revenue through the Globetopper acquisition. The company also emphasizes its $2-per-share debt reduction, improving shareholder value and positioning IQSTEL to achieve its long-term $1 billion revenue goal by 2027.

Dear Shareholders,

As we mark our second month trading on the NASDAQ, I want to take this opportunity to reflect on the tremendous progress we’ve made and share with you why we believe the road ahead for IQSTEL is not just promising — it’s transformative. The Board of Directors and officers of the company are both excited and honored to have hit these major milestones. We remain fully committed to creating long-term shareholder value and driving the continued growth of the company.

A Strong Start to 2025 – Accelerating Toward a New Era

We’ve reported $128.8 million in preliminary unaudited revenue for the first half of 2025, with June alone contributing $27.3 million — a clear sign that our commercial momentum is not just holding strong, but accelerating.

Starting July 1st, we began consolidating revenues from our newly acquired subsidiary, Globetopper, which is expected to add an additional $5 to $6 million per month. With this acceleration, we now expect to surpass a $400 million revenue run rate during Q3, several months ahead of our original year-end target.

But we’re not just growing our top line — we’re strengthening our bottom line. Our strategy is focused on building a scalable, high-margin business model, and our recent launches of IQ2Call.ai and the upcoming AI-powered cybersecurity services through Cycurion are driving exactly that. These tech offerings are not only innovative — they are designed to increase both Net Income and Adjusted EBITDA, paving the way for sustainable, profitable growth.

To learn more about our revenue growth and projected run rate, click here.

Globetopper Acquisition – Strengthening Our Fintech Business

On July 1st, we completed the acquisition of Globetopper, a move that adds $60–70 million in annual revenue with positive EBITDA. This acquisition also plays a key role in relaunching our fintech division.

We are actively working on a plan to grow Globetopper’s revenue to $100 million annually, with at least $1 million in EBITDA, further reinforcing our leadership in global telecom and fintech services. We are planning to reach a 400M run rate in Q3, with a revenue mix of 80% telecom and 20% fintech.

To learn more about the Acquisition of GlobeTopper, click here.

Independent Analyst Coverage – Market Recognition Growing

We are proud to be the subject of a new independent analyst report by Hills Research, which initiated coverage on IQSTEL with a price target range of $18 to $22 per share.

This endorsement came after extensive due diligence, including in-person meetings at our Florida office and deep analysis of our technology platform. This report reflects growing institutional awareness and validation of our strategy and value proposition.

To access the Hills Research Report, click here.

High-Margin Tech Products – The Future Is Now

In July, we launched IQ2Call.ai, our AI-powered call center platform featuring real-time voice AI, multilingual support, and adaptive scalability with zero wait times. IQ2Call targets the $750 billion global call center industry, delivering unmatched performance and compliance.

This is a transformative milestone in our vertical integration strategy. In both Spain and the U.S., IQ2Call is already being deployed, and we’re currently closing deals that will accelerate adoption further.

To learn more information about our new product IQ2Call, click here.

Additionally, through our partnership with Cycurion, we’re also preparing to enter the cybersecurity sector, delivering new era of AI-driven cybersecurity services tailored for the telecom industry. Thanks to our deep, long-standing relationships with hundreds of global telecom operators, we will be able to cross-sell these offerings and maximize return per customer.

To learn more information about our partnership with Cycurion, click here.

Strengthening Our Balance Sheet – A Healthier, Leaner IQSTEL

We recently reduced our debt by $6.9 million, converting part into common shares and the remainder into preferred equity — all of which is already reflected in our capital structure.

This means we’ve effectively eliminated around $2 of debt per share, creating significant shareholder value. These actions also reflect investor confidence in our long-term vision to become a $1 billion revenue company by 2027.

To learn more about our debt reduction, click here

Investor Access and Institutional Outreach

In early July, we released a comprehensive investor presentation outlining our strategy, business model, financials, and future vision. We are starting actively presenting to institutional investors and family offices, encouraging them to acquire and hold IQST shares directly on the open market — with no dilution involved.

To access to our Investors Deck, click here

Looking Ahead – Halfway to a Billion

From just $13 million in 2018 to nearly $300 million in 2024, our story has been one of strategic growth and bold execution.

Now, with a healthy balance sheet, a scalable telecom and fintech platform, and a pipeline of high-tech, high-margin products, we are well on our way to:

• Achieving our $340 million 2025 revenue forecast

• Exceeding a $400 million run rate in Q3

• Ultimately reaching $1 billion in annual revenue by

• Driving sustained growth in Net Income and Adjusted EBITDA

And this is just the beginning.

With your continued trust and support, IQSTEL is writing the next chapter in technology-driven telecom innovation — and you’re part of it.

Sincerely,

Leandro Jose Iglesias

President & CEO
IQSTEL Inc. (Nasdaq: IQST)

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com